Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the WMS Industries Inc. 2005 Incentive Plan and to the incorporation by reference therein of our report dated August 9, 2004, with respect to the consolidated financial statements and schedule of WMS Industries Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004.

/s/ Ernst & Young LLP

Chicago, Illinois
December 30, 2004